(g) Promissory Note-Steele

$96,166                                                 Date:  November 16, 1998




                                 PROMISSORY NOTE
                                 Odessa, Florida


FOR VALUE RECEIVED, the undersigned, Rachel Steele, promises to pay to Swifty Carwash & Quik-Lube, Inc., or order, in the manner hereinafter specified, the principal sum of Ninety Nine Thousand One Hundred and Sixty-six Dollars ($96,166.00) with interest in the amount of eight percent (8%) per annum, on the balance remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at 17521 Crawley Road, Odessa, Florida 33556 or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following:

                  Payable in equal quarterly installments of $5,000 beginning on November 15th, 1998, payable three (3) months from that date and every three (3) months thereafter until paid in full.
                  Payments applied first to accrued interest and then to principal.

Makers reserve the right of prepayment in whole or in part without penalty.

The holder of this Note may, at its option, accelerate the maturity of all installments to become due on the occurrence of any of the following events affecting any of the parties to this Note, either maker, endorser, surety, or guarantor. On acceleration, the unpaid balance of this Note (being the total of the monthly installments unpaid at the time, together with any late charges that have been charged and remain unpaid) shall become immediately due and payable without demand or notice upon:

(1) Failure to make any installment payment within 30 days of when it falls due;
(2)  Insolvency  or the  commission  of any act of  insolvency;
(3)  Filing of a petition in bankruptcy, either voluntary or involuntary;
(4) Institution of any proceeding under any bankruptcy or insolvency laws relating to the relief of debtors;
(5)  Entry of judgment;
(6)  Appointment of a receiver;
(7) Issuance of a writ of attachment, order of garnishment, order or subpoena in supplementary proceedings, execution, or other similar process;
(8) Assignment, mortgage, or pledge of accounts receivable or other property without the written consent of the holder;
(9)  Termination or retirement from employment with the Corporation.

If default be made in the payment of any of the sums of principal or interest mentioned herein for a period of thirty (30) days, or in the performance of any of the agreements contained herein, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice time being of the essence; and the said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

In the event of Rachel Steele's termination from the employment of the Corporation prior to repayment in full under the terms of this note, the Corporation will have the option of withholding or retaining any reimbursement or salary or other funds owed her pending repayment of this note in addition to the other remedies provided herein.

Each person liable hereon whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if, after maturity of this note or default hereunder, counsel shall be employed to collect this note.

This note is a personal advance to the maker, Rachel Steele. All repayment shall be made from her personally and in no event shall the Corporation or its funds be used in the repayment of this note.

Whenever used herein the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the context may require or admit.


                           _______/s/ Rachel Steele_____________________
                                    Rachel Steele